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                                                                EXHIBIT 23.5


                     CONSENT OF THE CARSON MEDLIN COMPANY

We hereby consent to the inclusion as Appendix A to the Proxy Statement and Prospectus constituting part of the Registration Statement on Form S-4 of The Colonial BancGroup, Inc. of our letter to the Board of Directors of ASB Bancshares, Inc. and to the references made to such letter and to the firm in such Proxy Statement and Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             /s/ THE CARSON MEDLIN COMPANY

Tampa, Florida
October 30, 1997